Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of iSpecimen Inc. of our report dated November 19, 2020 relating to the financial statements of iSpecimen Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

November 19, 2020

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